UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
IBEX Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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To the Shareholders of Ibex Limited:

This proxy statement supplement, dated December 1, 2025 (the “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A of Ibex Limited (the “Company”), dated October 28, 2025, as supplemented on November 24, 2025, for the Company’s Annual Meeting of Shareholders to be held on December 5, 2025.

Board Commitment to Submit Management Proposal to Adopt a Majority Standard for Bye-Laws Amendments

In response to shareholder feedback, on November 26, 2025, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s Bye-Laws to adopt a simple majority vote standard for Bye-Laws amendments. This amendment is subject to approval by the Company’s shareholders under Bermuda law where the Company is incorporated. If approved by the shareholders, the simple majority vote standard will replace the current 75% approval threshold.

This commitment reflects the Board’s ongoing focus on strengthening corporate governance practices to align with leading market standards and shareholder priorities.

The Company commits to submit this Bye-Laws amendment for approval by its shareholders at the Company’s 2026 Annual General Meeting of Shareholders next year or earlier. While this vote may not occur for up to over a year, we are notifying our shareholders immediately, because this information may be relevant to shareholders in deciding on how to vote their shares at this year’s Annual General Meeting of Shareholders being held on December 5, 2025.

In particular, we note that Institutional Shareholder Services Inc. (“ISS”) previously recommended a vote against the re-election of our Governance Committee Chair because of the Board’s failure to remove, or subject to a sunset requirement, the supermajority vote requirement to amend our Bye-Laws. We believe the action taken by the Board to lower the 75% threshold for Bye-Laws amendments to a simple majority fully addresses ISS’ concerns.

The Board unanimously recommends a vote “FOR” each director nominee standing for election at this year’s Annual Meeting. If any shareholder previously submitted a proxy for the upcoming Annual Meeting and would like to change their vote, you may send in a new proxy which will automatically supersede the prior proxy. We urge you to vote “FOR” each of the Board nominees.

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Additional Information and Where to Find It

This communication relates to the upcoming annual meeting of the Company scheduled for December 5, 2025. In connection with this annual meeting, the Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on October 28, 2025, as supplemented on November 24, 2025 (the “Proxy Statement”). This communication is not a substitute for the filed Proxy Statement or any other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://investors.ibex.co/shareholder-services/annual-meeting or upon written request to: Christy O’Connor, Assistant Secretary, IBEX Limited, 202 6th Street, Unit 401, Castle Rock, CO 80104.
Participants in Solicitation
The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the annual meeting. Information about the directors and executive officers of the Company is set forth in the Proxy Statement. To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the annual meeting. These documents can be obtained free of charge from the sources indicated above.
Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans to submit the Bye-Law amendment for approval by its shareholders at the Company’s 2026 Annual General Meeting is a forward-looking statement. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.